Exhibit 15.1

2400 Barranca Pkwy, Suite 300 Irvine, CA 92606, United States

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-257105) of our report dated July 31, 2023, relating to the consolidated financial statements of Wah Fu Education Group Limited included in its annual report (Form 20-F) as of and for the years ended March 31, 2023, 2022 and 2021.

Very truly yours,

YCM CPA, Inc.

July 31, 2023